EXHIBIT 32

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

David R. Ball, Chief Executive Officer and Steven T. Klitzing, Chief Financial Officer of 1895 Bancorp of Wisconsin, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the Annual Report of the Company on Form 10-K for the year ended December 31, 2023 and that to the best of their knowledge:

(1)
the Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and
(2)
the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 29, 2024	/s/ David R. Ball
David R. Ball
Chief Executive Officer

March 29, 2024	/s/ Steven T. Klitzing
Steven T. Klitzing
Chief Financial Officer